Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(9,410,710)
Realized Gain (Loss) on Swap Contracts	(16,307,248)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(15,476,820)
Unrealized gain (loss) on Fair Value of Swap Contracts	28
Dividend Income	853,066
Interest Income	430,465
ETF Transaction Fees	19,000
Total Income (Loss)	$(39,892,219)

Expenses
General Partner Management Fees	$203,854
Professional Fees	98,622
Brokerage Commissions	69,931
Directors' Fees and insurance	4,996
License fees	5,096
Total Expenses	$382,499
Net Income (Loss)	$(40,274,718)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$360,537,619
Additions (13,400,000 Shares)	189,649,625
Withdrawals ((2,800,000) Shares)	(43,542,279)
Net Income (Loss)	(40,274,718)

Net Asset Value End of Month	$466,370,247
Net Asset Value Per Share (34,146,103 Shares)	$13.66

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596